Exhibit 23.1



                       [L.P. MARTIN & COMPANY LETTERHEAD]
                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                              GLEN ALLEN, VA 23060
                             PHONE: (804) 346-2626

                        Consent of Independent Auditors'


The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

        We consent to the use of our report dated July 18, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summit Charleston Apartments for the twelve month period ended April 30, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.


                                             /s/ L.P. Martin & Co., P.C.



Richmond, Virginia
July 18, 1997